Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated 3 March, 2009 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in GlaxoSmithKline plc’s Annual Report on Form 20-F for the year ended December 31, 2008. We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
London
October 28, 2009